UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 22, 2006

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	No. 95-4545390 (IRS Employer Identification No.)
500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 560-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 22, 2006, the Registrant (i) amended and restated its existing $2.25 billion Five Year Credit Agreement dated as of February 25, 2004 (the “2004 Credit Agreement”) (which credit agreement was filed as Exhibit 10(a) to the Registrant’s Form 10-Q for the period ended March 31, 2004 and a letter amendment thereto was filed as Exhibit 10(b) to the Registrant’s Form 8-K dated February 25, 2005) by entering into an Amended and Restated Five Year Credit Agreement dated as of February 22, 2006 and (ii) amended and restated its existing $2.25 billion Five Year Credit Agreement dated as of February 23, 2005 (which credit agreement was filed as Exhibit 10(a) to the Registrant’s Form 8-K dated February 25, 2005) by entering into an Amended and Restated Four Year Credit Agreement dated as of February 22, 2006. A copy of the Amended and Restated Five Year Credit Agreement is filed herewith as Exhibit 10.1 and a copy of the Amended and Restated Four Year Credit Agreement is filed herewith as Exhibit 10.2.
     Both credit agreements were amended to reduce certain fees payable under the facilities. In addition, the 2004 Credit Agreement was amended to extend the Termination Date from February 24, 2009 to February 22, 2011 and to increase the letter of credit sub-limit facility from $500 million to $800 million. The increase in the letter of credit sub-limit facility did not increase the overall size of the 2004 Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Five Year Credit Agreement dated as of February 22, 2006.

10.2	Amended and Restated Four Year Credit Agreement dated as of February 22, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY
	By:	/s/ Roger J. Patterson
		Name:	Roger J. Patterson
Date: March 31, 2006		Title:	Vice President, Counsel Registered In-House Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Five Year Credit Agreement dated as of February 22, 2006.

10.2	Amended and Restated Four Year Credit Agreement dated as of February 22, 2006.

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